EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2013, in Submission No. 3 to the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Third Point Reinsurance Ltd. for the registration of 000,000 shares of its common stock.

/s/ Ernst & Young Ltd.

Hamilton, Bermuda

July 8, 2013